                                  SCHEDULE 14A

                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            DOVE ENTERTAINMENT, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

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

                            DOVE ENTERTAINMENT, INC.
                             8955 BEVERLY BOULEVARD
                          LOS ANGELES, CALIFORNIA 90048
                               -------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 30, 1998
                                -----------------

To the Shareholders of Dove Entertainment, Inc.:

         Notice is hereby given that the 1997 and 1998 Annual Meeting of Shareholders (the "Annual Meeting") of Dove Entertainment, Inc., a California corporation (the "Company"), will be held at Dove Entertainment, Inc., 8955 Beverly Boulevard, Los Angeles, California 90048, on Thursday, April 30, 1998, at 10:00 a.m., local time, for the following purposes:

         1. To approve an amendment to the Company's Articles of Incorporation to change the name of the Company to "[___________] Entertainment";
         2.   To elect directors;
         3. To approve and ratify the appointment of KPMG Peat Marwick LLP as the Company's independent accountants for the fiscal year ended December 31, 1997 and the fiscal year ending December 31, 1998; and
         4. To consider and act upon such other business as may properly come before the meeting or any adjournment(s) thereof.

         Information concerning these matters, including the names of the nominees for election to the Board of Directors (the "Board"), is set forth in the attached Proxy Statement, which is part of this Notice.

         The Board has fixed April 1, 1998 as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only those shareholders of record at the close of business on that date are entitled to vote at the Annual Meeting or any adjournment(s) thereof.

         The Board urges that all shareholders of record exercise their right to vote at the meeting personally or by proxy.

         Your proxy will continue in full force and effect unless and until you revoke such proxy prior to the vote to which such proxy pertains. You may revoke your proxy by a writing delivered to the Company stating that the proxy is revoked, by a subsequently dated proxy executed by you, or by attending the Annual Meeting and voting in person. The dates set forth on the proxy cards preemptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.

                                        By Order of the Board of Directors


                                        Ronald Lightstone
                                        President and Chief Executive Officer
April ____, 1998
Los Angeles, California


         TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN (DO NOT PRINT) YOUR NAME AND DATE THE ENCLOSED PROXY CARD(S) AS PROMPTLY AS POSSIBLE AND RETURN IT (THEM) IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR AT DIFFERENT ADDRESSES, EACH PROXY CARD SHOULD BE COMPLETED AND RETURNED.

                            DOVE ENTERTAINMENT, INC.
                             8955 BEVERLY BOULEVARD
                          LOS ANGELES, CALIFORNIA 90048
                                -----------------
                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 30, 1998


         This Proxy Statement is furnished to the shareholders in connection with the solicitation by the Board of Directors (the "Board") of Dove Entertainment, Inc., a California corporation (the "Company"), of proxies for use at the 1997 and 1998 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at Dove Entertainment, Inc., 8955 Beverly Boulevard, Los Angeles, California 90048, on Thursday, April 30, 1998, at 10:00 a.m., local time, and any postponement(s) and adjournment(s) thereof.

         The Company's principal executive offices are located at 8955 Beverly Boulevard, Los Angeles, California 90048 and its telephone number is (310) 786 - 1600.

         This Proxy Statement, the accompanying Notice of Annual Meeting, the accompanying proxy card(s), the Company's 1996 Annual Report to Shareholders and the Company's 1997 Annual Report to Shareholders (collectively the "Annual Report") are being first mailed to shareholders of the Company on or about April 14, 1998. The cost of preparing, assembling and mailing the foregoing will be paid by the Company. The Company will pay brokers or other persons holding stock in their names or the names of their nominees for the expense of forwarding soliciting material to their principals. The Company may use the services of its Directors, officers and other regular employees to solicit proxies personally or by telephone. Such Directors, officers and employees will not receive additional compensation for such solicitation but may be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation of proxies is to be made.

VOTING

         The accompanying proxy will be voted in accordance with the instructions contained thereon. In the absence of such instructions, the persons designated as proxies in the accompanying proxy card(s) will vote: for the approval of the amendment to the Company's Articles of Incorporation, for the election of the Director nominees listed herein (the "Nominees"), for the ratification of the selection of KPMG Peat Marwick LLP as the Company's independent accountants for the fiscal year ended December 31, 1997 and the fiscal year ending December 31, 1998 and, in their discretion, as to any other business that may properly come before the Annual Meeting or any postponement(s) and adjournment(s) thereof. The Board does not know of any other business to be brought before the Annual Meeting.

         Each duly executed proxy will continue in full force and effect unless and until revoked by the person executing it prior to the vote pursuant thereto. Such revocation may be effected by a writing delivered to the Company to the attention of the Corporate Secretary at the address indicated above stating that the proxy is revoked by a subsequently dated proxy, duly executed by or on behalf of the person executing the prior proxy and presented at the Annual Meeting, or by attending the Annual Meeting and voting in person.

GENERAL INFORMATION

         The Board has fixed April 1, 1998 as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any postponement(s) or adjournment(s) thereof. At the close of business on the Record Date, 6,301,544 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), held by __ holders of record, were outstanding and entitled to vote at the Annual Meeting. As of that date, there were 4,000 shares of the Company's Series B Preferred Stock (the "Series B Preferred Stock"), 1,920 shares of the Company's Series C Preferred Stock (the "Series C Preferred Stock"), and 214,113 shares of the Company's Series D Preferred Stock (the "Series D Preferred Stock" and, together with the Series B Preferred Stock and the Series C Preferred Stock, the "Preferred Stock") outstanding and entitled to vote at the Annual Meeting. Each share of Preferred Stock entitles the holder thereof to such number of votes per share equal to the number of shares of Common Stock into which each share of Preferred Stock is then convertible (the "Equivalent Common Stock") on the Record Date. On such date, the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock were convertible into 2,000,000, 960,000, and 258,000 shares of Common Stock, respectively. The Preferred Stock shall vote together with the Common Stock on all actions taken by the shareholders of the Company except the election of directors, with respect to which the holders of the Series B Preferred Stock, voting as a separate class, are entitled to elect one-third of the directors of the Company (i.e., two directors at the Annual Meeting). There are no other classes of stock of the Company entitled to vote at the Annual Meeting.

         Shareholders who own shares registered in different names or at different addresses will receive more than one proxy card. A shareholder must sign and return each of the proxy cards received to ensure that all of the shares owned by such shareholder are represented at the Annual Meeting.

         The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock and Equivalent Common Stock entitled to vote at the Annual Meeting will constitute a quorum. With respect to the election of directors, the five nominees receiving the highest number of affirmative votes of the Common Stock and of the Equivalent Common Stock related to the Series C Preferred Stock and the Series D Preferred Stock will be elected, and two nominees will be elected solely by the holders of the Series B Preferred Stock. With respect to the amendment of the Company's Articles of Incorporation, the affirmative vote of the majority of the Common Stock and Equivalent Common Stock represented at the Annual Meeting shall be required for approval. Abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority to vote the relevant shares as to particular matters and has not received voting instructions from the beneficial owner with respect to a particular item) are counted for the purpose of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to the shareholders and have the same legal effect as a vote against a particular proposal (other than the election of directors). Broker non-votes are not taken into account for purposes of determining whether a proposal has been approved by the requisite shareholder vote.

         Each share of Common Stock and Equivalent Common Stock entitles the holder thereof to one vote on each matter to be voted on at the Annual Meeting. However, in the election of directors, a shareholder (excluding holders of Series B Preferred Stock) may cumulate his vote for one or more nominees, but only if the names of nominees were placed in nomination prior to the voting and any shareholder has given notice at the Annual Meeting prior to the voting of his intention to so cumulate his votes. If any shareholder has given such notice, all shareholders may cumulate their votes in such election of directors. If the voting for directors is conducted by cumulative voting, each share of Common Stock and Equivalent Common Stock will be entitled to a number of votes equal to the number of directors to be elected, which votes may be cast for a single nominee or distributed between or among two or more nominees in such proportions as the shareholder or proxy deems fit.

         Stockholders do not have dissenters' rights of appraisal under California law with respect to any proposal to be submitted by the Board of Directors at the Annual Meeting.


                                  PROPOSAL ONE

                     AMENDMENT OF ARTICLES OF INCORPORATION

         On March [____], 1998, the Board approved an amendment to Article I of the Company's Articles of Incorporation to change the name of the Company to "[__________] Entertainment, Inc." The Company filed a fictitious name certificate to do business as "[______] Entertainment, Inc." on March [____], 1998. Amendment of the Articles of Incorporation is subject to the affirmative approval by holders of a majority of the shares of Common Stock and Equivalent Common Stock outstanding on the Record Date. The Company has undergone significant changes in management and operations and the Board believes it is desirable to change the Company's name to reflect such changes and disassociate itself from previous management. The text of the Amendment is set for on Exhibit A to this Proxy Statement.

         THE BOARD OF DIRECTORS STRONGLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION.

                                  PROPOSAL TWO

                              ELECTION OF DIRECTORS

         Directors of the Company are elected annually by the shareholders to serve for a term of one year or until their successors are duly elected and qualified. As of the date hereof, the Board consists of seven members. The five management nominees and two Series B Preferred Stock nominees for election of directors are set forth below. Unless otherwise marked, proxies will be voted FOR the election of these nominees. Should any nominee become unavailable to serve as a director before the election (which event is not anticipated), the proxies may be voted for a substitute nominee selected by the Board or the authorized number of directors may be reduced. If for any reason the authorized number of directors is reduced, the proxies will be voted, in the absence of instructions to the contrary, for the election of those nominees selected by the persons designated as proxies in the accompanying proxy card (s). To the best of the Company's knowledge, all nominees are and will be available to serve.

INFORMATION WITH RESPECT TO DIRECTORS AND NOMINEES

         The following table sets forth the nominees, their ages and present principal occupations or employment.

               MANAGEMENT
               DIRECTOR NOMINEES
                     NAME                      AGE                       PRINCIPAL OCCUPATION
               -----------------               ---                       --------------------
               Terrence A. Elkes               63       Managing Director and co-owner of Apollo Partners, LLC
                                                        and Director
               Ronald Lightstone               59       President and Chief Executive Officer of Dove
                                                        Entertainment, Inc. and Director
               Bruce Maggin                    54       Principal, H.A.M. Media Group, LLC and Director
               Lee Masters *                   45       President and Chief Executive Officer of  E! Entertainment
                                                        Television and Director
               Steven F. Mayer *               38       Managing Director, Libra Investments, Inc. and Director

               SERIES B PREFERRED STOCK
               DIRECTOR NOMINEES
                        NAME

               Kenneth F. Gorman*              58       Managing Director and co-owner of Apollo Partners, LLC and
                                                        Director
               John T. Healy                   57       Principal in the H.A.M. Media Group, LLC and Director
---------------

* Denotes membership on the Audit Committee

         Messrs. Lightstone, Healy and Gorman became directors of the Company on March 31, 1997 in connection with the equity investment by Media Equities International, LLC ("MEI") described elsewhere herein. Messrs. Elkes and Maggin were appointed directors of the Company to fill the vacancies created by Michael Viner and Deborah Raffin (together the "Viners") upon their resignations as directors described elsewhere herein. Mr. Masters was appointed a director of the Company on September 30, 1997 to fill a then existing vacancy.

         Pursuant to the placement agent agreement entered into by the Company in December 1995 in connection with a private placement, the Company agreed that the placement agent, Whale Securities Co., L.P. ("Whale Securities"), and its successors would have the right to designate a nominee for election, at its or their option, either as a member or as a non-voting advisor to the Board, and the Company agreed to use its reasonable best efforts to cause such nominee to be elected and continue in office until December 14, 1997. Steven Mayer had been so designated by Whale Securities. In addition, until December 1, 1999, the managing underwriter of the Company's initial public offering, Joseph Stevens & Company, L.P., has the right to designate either one member of the Board or a person to attend and observe meetings of the Board. Steven Mayer has been designated to serve on the Board by Joseph Stevens & Company, L.P. Mr. Mayer has been a member of the Board since November, 1996.

         On October 27, 1997, Gerald Leider resigned as a member of the Board of Directors and on October 29, 1997 James Belasco resigned as a member of the Board of Directors.

         The Company has agreed to reimburse each Board member's travel expenses. For the fiscal year ended December 31, 1997, pursuant to the Company's 1994 Stock Incentive Plan (the "Plan"), each outside director was granted options to purchase 5,000 shares of Common Stock. The Company granted 10,000 options outside the Plan to each of the non-employee directors for each members' service during the prior year. For the fiscal year ending December 31, 1998, the Company has agreed to grant to each director options to purchase 10,000 shares of Common Stock, which options shall vest 25% at the end of each quarter, and to make a cash payment of $1,000 per quarter to each director not associated with MEI.

         During the 1996 fiscal year, there were five meetings of the Board and no actions of the Board were taken pursuant to unanimous written consents. Each current director attended the meetings of the Board held during the period for which he was a director. There were no meetings of the Audit Committee during the 1996 fiscal year apart from meetings of the entire Board of Directors. The Audit Committee during 1996 was comprised of Mr. James Belasco and Mr. Steven Mayer and the Executive Committee consisted of Mr. Michael Viner and Ms. Debra Raffin. During the 1997 fiscal year, there were seven meetings of the Board and one action was taken pursuant to unanimous written consent. Each current director attended the meetings of the Board held during the period for which he was a director except for Mr. Healy who was not in attendance at the meeting held on September 30, 1997 and Mr. Mayer who was not in attendance at the meeting held on August 14, 1997. There were no meetings of the Audit Committee during the 1997 fiscal year apart from the meetings of the entire Board of Directors. The Audit Committee from January 1, 1997 until October 29, 1997 was comprised of James Belasco and Steven Mayer, and after October 29, 1997 was comprised of Lee Masters, Steven Mayer and Ken Gorman. The Company does not have a standing nominating or compensation committee.

         TERRENCE A. ELKES was appointed to the Board in June 1997 to fill the vacancy provided by the resignation of Michael Viner, the former President , Chief Executive Officer and Director of the Company. Mr. Elkes is presently a Managing Director and co-owner of Apollo Partners, LLC, formed in 1987, which is involved in the acquisition of companies in the media, communications, entertainment and broadcasting fields. Mr. Elkes served as President of Viacom from 1978 to 1982 and as Chief Executive Officer from September 1983 to 1987. He also served on the Viacom's Board of Directors from 1973 to 1987. Mr. Elkes joined Viacom in 1972 as Vice President, General Counsel and Secretary. He became Executive Vice President in 1976 with responsibility for the financial, legal and human resources areas of that company. Shortly thereafter, he assumed responsibility for Viacom's pay television and cable television operations as well. Prior to joining Viacom, Mr. Elkes served as Vice President and General Counsel for Parsons and Whittemore, a privately-owned paper corporation. In this capacity, he also managed the company's financial operations and international development. Previously, Mr. Elkes was an attorney at Norwich Pharmacal Company and later became General Counsel for Norwich's International Division. Mr. Elkes received his bachelor's degree cum laude in economics and political science from the City College of New York in 1955, and in 1958 he earned a doctor of law degree from the University of Michigan. He is a member of the New York City Bar Association and a former member of the International Radio and Television Society's Board of Governors. Currently, Mr. Elkes is Chairman of the Board of Video Services Corporation and a Director of Entertainment Partners, Talent Partners, IDC Services and Doane Agricultural Services Company. Mr. Elkes is a member of the President's Advisory Committee of the University of Michigan, a member of the University of Michigan's Investment Advisory Board and is a Trustee of the Michigan Law School Foundation.

         KENNETH F. GORMAN has been a director of the Company since March 1997. Since October 1987, he has been Managing Director and a co-owner of Apollo Partners, LLC, which is involved in the acquisition of companies in the media, communications, entertainment and broadcasting fields. Mr. Gorman originally joined Viacom in 1971 and served in various capacities, including Executive Vice President and a member of the Board of Viacom from October 1983 until September 1987 and Chairman of the Viacom Networks Group from January 1986 until September 1987. Before joining Viacom, he was with the CBS Broadcast Group, serving in various positions, including Controller of CBS Radio. Mr. Gorman started his career in 1961 at the National Broadcasting Company (NBC Radio Division). Mr. Gorman received a bachelor's degree in accounting from St. John's University in New York in 1962 and an honorary doctorate degree in 1994. He was the recipient of the President's Award of the National Cable Association in 1978. He formerly served as the Treasurer and Director of the International Council of the National Academy of Television Arts and Sciences. Mr. Gorman currently serves as Chairman of

IDC Services, Inc. and is a director of the Musicland Group, Inc., Entertainment Partners, Talent Partners and Doane Agricultural Services Company, and a member of the Advisory Board of St. John's University.

         JOHN T. HEALY has been a director of the Company since March 1997. Since February 1997, he has been a principal of the H.A.M. Media Group, LLC, which engages in investments and provides advisory services in all media. Mr. Healy has served as an advisor to Disney/ABC International Television since July 1996. He originally joined the American Broadcasting Co. ("ABC") in August of 1970 and held various executive positions including Vice President Corporate Planning (1976), Vice President, ABC Video Enterprises (1983), President, ABC Distribution Company (1986). Most recently, he was President of ABC International Operations and Executive Vice President of ABC Cable & International Broadcast Group from July 1993 to July 1996. Mr. Healy was a member of the Board of Directors of Arts & Entertainment (which became A&E Networks), Lifetime and ESPN cable services from their inception until his resignation from the ABC Company in July 1996.

         RONALD LIGHTSTONE has been President and Chief Executive Officer of the Company since July 22, 1997 and a director since March 1997. From March 1992 to April 1994, he was a member of the Board of Starsight Entertainment, a provider of an electronic on-screen television guide. From December 1990 to October 1993, he was Chief Operating Officer and a member of the Board of Spelling Entertainment Group, Inc. From September 1982 to September 1987 he was Senior Vice President of Viacom International Inc. ("Viacom"), and from December 1980 until September 1982 he was Senior Vice President, Business Affairs of the Viacom Entertainment Group. Prior to that he was Vice President and General Counsel of Viacom from November 1975 until December 1980. Mr. Lightstone has served as Chairman of Multimedia Labs, Inc., a manufacturer of multimedia equipment, from February 1994 to March 1997. Mr. Lightstone is a graduate of Columbia University and New York University School of Law. Mr. Lightstone is a member of Media Equities International, LLC.

         BRUCE MAGGIN was appointed to the Board in June 1997 to fill the vacancy provided by the resignation of Deborah Raffin, the former Executive Vice President and Director of the Company. Mr. Maggin is the founder and a principal of H.A.M. Media Group, LLC. Prior to forming H.A.M. Media Group, LLC, Mr. Maggin was Executive Vice President of the Capital Cities/ABC Multimedia Group. Mr. Maggin was also responsible for ABC's home video business as well as its new media sales activities and technology investments. As Executive Vice President, he was responsible for several international consultancies including NHK in Japan and the BBC in the UK. Mr. Maggin joined ABC originally in 1970 and had been Director of Corporate Planning before his appointment as Vice President of Ziff Corporation, the parent company of Ziff-Davis Publishing and Broadcasting. At Ziff Corporation, Mr. Maggin was responsible for managing the company's diversification efforts. He returned to ABC in 1982 in a newly created position, Vice President of Cost Management and in 1983 became Vice President of ABC Video Enterprises. Mr. Maggin has been a member of the board of several companies including the cable networks, Lifetime and ESPN, and software ventures, Creative Wonders and O.T. Sports. He is also a director of Phillips-Van Heusen Corporation. A member of the New York State Bar, he received his BA degree from Lafayette College.

         LEE MASTERS was appointed to the Board on September 30, 1997. Mr. Masters is currently the President and Chief Executive Officer of E! Entertainment Television. Mr. Masters has led the evolution of this 24-hour network since he joined the company in January 1990. Prior to E! Entertainment Television, Mr. Masters was Executive Vice President and General Manager of MTV Networks where he oversaw the network's worldwide expansion. Prior to his career in television, Mr. Masters enjoyed a 20 year career in radio. He began as a disc jockey and moved through the ranks as a programmer, station manager and then the owner of a group of radio stations. Originally from Doylestown, Pennsylvania, he attended Philadelphia's Temple University, where he studied mathematics and philosophy.

         STEVEN F. MAYER has served as a director of the Company since November 1996. Since November 1996, Mr. Mayer has been a managing director of Libra Investments, Inc., an investment and merchant banking firm. From June 1994 until November 1996, Mr. Mayer was the President and Managing Director of Aries Capital Group, LLC, a private investment firm. From April 1992 until June 1994, Mr. Mayer was an investment banker with Apollo Advisors, L.P. (not connected with Apollo Partners, LLC) and Lion Advisors, L.P., affiliated private investment firms. Prior to that time, Mr. Mayer was a lawyer with Sullivan & Cromwell specializing in mergers, acquisitions, divestitures, leveraged buyouts and corporate finance. Mr. Mayer is a member of the Board of Directors of Chicago Pizza & Brewery, Inc., a restaurant company. In addition, Mr. Mayer has served as the chairman or a member of numerous other boards of directors and creditors committees. Mr. Mayer is a graduate of Princeton University and Harvard Law School.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE PERSONS NOMINATED FOR DIRECTOR HEREIN.

                                   MANAGEMENT

EXECUTIVE OFFICERS

         Executive officers are elected by and serve at the discretion of the Board, subject to the rights, if any, of the executive officer under any contract of employment. No family relationships exist between or among any of the executive officers of the Company. With respect to those persons who are no longer officers of the Company, Michael Viner and Deborah Raffin were married when they were officers of the Company and no other family relationships existed between or among any of the persons who were executive officers of the Company at the time.

         The following table contains certain biographical information with respect to current executive officers of the Company, other than executive officers whose biographical information is set forth above under the heading "Director Nominees."

                NAME                              AGE      PRINCIPAL OCCUPATION
                ----                              ---      --------------------
                Neil Topham                        48      Chief Financial Officer
                Ronald Ziskin                      46      President, Dove Television
                Robert Murray                      38      Vice President, General Counsel and Secretary
                Geoff Hannell                      48      Vice President, Publishing
                Gene George                        33      Vice President, Dove International
---------------

         NEIL TOPHAM joined the Company in April 1997 as Acting Chief Financial Officer and in July, he was named to the position of Chief Financial Officer. From April 1996 and prior to joining the Company, Mr. Topham was a consultant providing business advisory services in the publishing and retail industries. He was employed by HarperCollins Publishers, Inc., as Chief Financial Officer from 1990 until March 1996, and prior thereto served in the capacity of Vice President Finance and Systems from 1987 until 1990. Before joining HarperCollins Publishers, Inc., Mr. Topham was Director of Finance for William Collins Publishers Pty. Ltd., Sydney, Australia. Mr. Topham is a chartered Accountant (Australia) and was employed by Priestly & Morris, Chartered Accountant for seven years prior to joining William Collins Pty. Ltd. Mr. Topham received a Master of Economics degree from Macquarie University (Australia)

         RONALD M. ZISKIN has been the Chief Operating Officer of the Company's television production subsidiary, Dove Television since its creation in April 1996. Mr. Ziskin co-founded and served as President of Four Point Entertainment, Inc. from 1984 to April 1996. As such, Mr. Ziskin was responsible for the development and production of "American Gladiators," and created the franchises of "Make Me Laugh" for Comedy Central and "Amazing America" and "History of the Unnatural" for the Discovery Channel. Mr. Ziskin has also produced the made-for-television movie for ABC entitled "Unwed Father" starring Brian Austin Greene.

         ROBERT MURRAY joined the Company in October 1997 as Vice President and General Counsel. Prior to joining the Company, Mr. Murray was a lawyer with O'Melveny & Myers LLP specializing in corporate law and finance. Mr. Murray received a BS degree from the University of Washington, a Ph.D. from the Massachusetts Institute of Technology and a JD from Stanford University School of Law.

         GEOFFREY J. HANNELL joined the Company in October 1997 as a Publisher of the Publishing division. Previously, Mr. Hannell was Senior Vice President at Troll Communications LLC and from 1989-1996 he was employed by HarperCollins Publishers in New York, where he was Senior Vice President and Publisher of HarperPaperbacks and HarperAudio from 1992-1996. Originally from England, Mr. Hannell attended university in South Africa, and is a graduate of the University of Witwatersrand and the University of South Africa.

         GENE L. GEORGE joined the Company in October 1995 as Vice President, Sales and Acquisitions of Dove International, the film and television distribution division of the Company. Prior to that, he was Executive Vice President of Arista Films, Inc. and President of Arista Classics, where he oversaw the worldwide distribution of over fifty independently produced and specialized theatrical motion pictures over an eight year period. In 1992, he was elected to the Board of

Directors of the American Film Marketing Association, where he still serves today. In 1986, Mr. George received his bachelor's degree cum laude in international business and marketing from California State University at Northridge.

                             EXECUTIVE COMPENSATION

SUMMARY OF EXECUTIVE COMPENSATION

         The following table sets forth the annual and long-term compensation for services to the Company for the years ended December 31, 1997, 1996, 1995, and 1994, respectively, of the Company's two Chief Executive Officers during those years and the four other executive officers of the Company who received compensation in excess of $100,000 during those years:

==============================================================================================================================
                                                                              Restricted       Securities
              Name and                 Fiscal                                    Stock         Underlying          All Other
         Principal position             Year         Salary         Bonus       Awards        Options/SARs       Compensation
         ------------------            ------        ------         -----     ----------      ------------       ------------
Ronald Lightstone                      1997       $200,000            --     400,000(1)                --              --(2)
     President, Chief Executive        1996             --            --          --                   --              --
     Officer and Director              1995             --            --          --                   --              --
                                       1994             --            --          --                   --              --

Ron Ziskin                             1997       $297,692        $64,062         --                 --        $  18,000(3)
    Chief Operating Officer of         1996       $205,833 (4)        --          --             300,000 (5)   $  18,000(3)
    Dove Four Point, Inc.              1995              --           --          --                   --              --
                                       1994              --           --          --                   --              --
                                                                                                                       --
Neil Topham                            1997       $175,000             --         --                   --              --
     Vice President and Chief          1996             --             --         --                   --              --
     Financial Officer                 1995             --             --         --                   --              --
                                       1994             --             --         --                   --              --

PERSONS NO LONGER OFFICERS OF THE COMPANY:

                                                                              Restricted       Securities
              Name and                 Fiscal                                    Stock         Underlying          All Other
         Principal position             Year         Salary         Bonus       Awards        Options/SARs       Compensation
         ------------------            ------        ------         -----     ----------      ------------       ------------
Michael Viner                          1997       $141,827 (6)        --          --                   --      $ 133,234(7)
    Then President, Chief Executive    1996       $312,000            --          --               50,000 (8)  $  15,275(9)
    Officer and Director               1995       $230,000            --          --                   --      $  12,487(9)
                                       1994       $200,000            --          --             250,000 (10)  $  34,955(9)

Deborah Raffin                         1997       $113,461 (6)        --          --                   --      $  66,704(11)
    Then Executive Vice President,     1996       $250,000            --          --               50,000 (8)  $   9,288(12)
    Secretary and Director             1995       $115,000            --          --                   --      $  11,522(12)
                                       1994              --           --          --             250,000 (10)        -- (12)


Steven Soloway                         1997        $62,539 (6)         --         --                   --      $   2,000(13)
    Then General Counsel               1996       $120,077         $10,000        --               30,000 (14) $   2,000(13)
    and Director                       1995       $100,000         $10,000        --                6,000 (14)       --
                                       1994             --            --                               --            --
==============================================================================================================================

(1) Such shares were issued to Mr. Lightstone in January 1998 and vest over a three year period (1/36 of such shares vesting each month), which vesting commenced July 10, 1997.

(2) Pursuant to his employment agreement, Mr. Lightstone was to have received a monthly automobile allowance of $1,000, but did not receive such payments in 1997.

(3)  Includes $18,000 automobile allowance in 1996 and 1997, respectively.

(4) Amount represents Mr. Ziskin's salary for 1996, which amount represents a pro rata portion of his yearly salary and annual advance against producer fees. See "Employment Agreements."

(5) Options were granted outside of the Plan and had an exercise price of $11.00 per share. Such options have been canceled and the Company has agreed to grant to Mr. Ziskin in lieu thereof options to purchase 150,000 shares of Common Stock of the Company at an exercise price of $1.50 per share.

(6)  Includes only that portion of annual salary actually paid in 1997.

(7) Includes (i) $100,000 as payment of accrued non-accountable expense allowance of $50,000 in 1995 and $50,000 in 1996, (ii) payment of business condominium expense of $2,000, (iii) personal checks of $20,833 and $1,050, and (iv) automobile lease payments, insurance and repairs of $9,351. Does not include payments of $107,491 made to Mr. Viner under the severance agreement. See Certain Relationships and Related Transactions." Does not include the payment to Mr. Viner of $50,000 for executive producer fees on "Unwed Father," $11,053 for documentary writing fees, $75,000 for commissions on the film "Wilde" and $13,187 for accrued interest on the film "Wilde." See "Certain Relationships and Related Transactions."

(8) Options granted were exercisable in accordance with the terms of the Company's 1994 Stock Incentive Plan (the "Plan") with an exercise price of $3.50 per share. Such options terminated upon the Viners' resignations as officers and directors of the Company.

(9) Includes $11,008, $12,497 and $22,655 (which $22,655 includes amounts paid to Mr. Viner on behalf of Ms. Raffin's automobile) paid to Mr. Viner for an automobile allowance, automobile insurance and expenses incidental to operation of an automobile for 1996, 1995 and 1994, respectively. Does not include $17,354, $3,229 and $4,141 in medical expenses and insurance premiums for Mr. Viner paid in fiscal 1996, 1995 and 1994, respectively. Does not include $14,000 and $66,000 paid to Mr. Viner in 1996 and 1995, respectively, for the business rental of a condominium owned by Mr. Viner. See "Certain Relationships and Related Transactions." Does not include compensation paid to Mr. Viner or Ms. Raffin for production, directing and acting services, as applicable, relating to the making of "Home Song" and "Family Blessings." See "Certain Relationships and Related Transactions." Does not include $2,250 and $4,010 in life insurance premiums paid in fiscal 1996 and 1995, respectively, on a policy covering Mr. Viner's life. The Company and Ms. Raffin were equal beneficiaries under such policy.

(10) An option to purchase an aggregate of 250,000 shares of Common Stock for $.01 per share granted jointly to the Viners in September 1994 in satisfaction of, among other things, compensation previously deferred by them. Such options were exercised on May 23, 1997.

(11) Includes (i) $50,000 as payment of accrued non-accountable expenses allowance of $25,000 in 1995 and $25,000 in 1996, (ii) personal checks of $10,416 and $100, and (iii) automobile lease payments and insurance of $6,188. Does not include payments of $78,648 made to Ms. Raffin under the severance agreement. See "Certain Relationships and Related Transactions." Does not include the payment to Ms. Raffin of $50,000 for executive producer fees on "Unwed Father," $75,000 for commissions on the film "Wilde" and $13,187 for accrued interest on the film "Wilde." See "Certain Relationships and Related Transactions."

(12) Includes $11,522 and $9,288 paid to Ms. Raffin for an automobile allowance, automobile insurance and expenses incidental to the operation of an automobile for 1996 and 1995, respectively. Does not include $3,850 and $2,442 in medical insurance premiums for Ms. Raffin paid in fiscal 1996 and 1994, respectively. Does not include compensation paid to Mr. Viner or Ms. Raffin for production, directing and acting services, as applicable, relating to the making of "Home Song" and "Family Blessings."

(13) Includes $2,000 paid to Mr. Soloway for an automobile allowance, automobile insurance and expenses incidental to operation of an automobile for 1996 and 1997, respectively.

(14) Options granted to Mr. Soloway are exercisable in accordance with terms of the Plan. An option to purchase 2,000 shares of Common Stock granted in 1995 has an exercise price of $6.75 per share; an option to purchase 4,000 shares of Common Stock granted in 1995 has an exercise price of $10.00 per share; and an option to purchase 30,000 shares of Common Stock granted in 1996 has an exercise price of $2.50 per share. The Company maintains that such options terminated upon Mr. Soloway's resignation as an officer and director of the Company. See "Employment Agreements."

EMPLOYMENT AGREEMENTS

         Pursuant to an employment agreement dated as of February 4, 1998, Ronald Lightstone is employed by the Company as its President and Chief Executive Officer. The term of Mr. Lightstone's employment agreement commenced on June 10, 1997 and ends on June 10, 1999. Pursuant to the agreement, Mr. Lightstone is paid a base salary of $200,000 per year. In addition to such base salary, Mr. Lightstone was granted 400,000 shares of Common Stock, ownership which shall vest over a three year period (1/36 of such shares vesting each month), commencing July 10, 1997. The employment agreement also provides for (i) three weeks paid vacation, (ii) reimbursement of business related expenses,
(iii) a car allowance of $1,000 per month, and (iv) eligibility to participate in all compensation, pension, retirement and welfare and fringe benefit plans, programs and policies of the Company applicable to executives of the Company generally.

         Pursuant to an agreement entered into in April 1997, Neil Topham joined the Company as an advisor and effective May 1, 1997, was named Acting Chief Financial Officer. In July 1997 Mr. Topham was named permanent Chief Financial Officer and will be paid a salary of $175,000, on an annualized basis, plus a guaranteed bonus of $25,000 for the first year of his employment.

         The Company entered into a three-year employment agreement with Ronald
M. Ziskin pursuant to which he will be the President of Dove Television. Such agreement expires in April 1999. Mr. Ziskin and the Company have agreed to the terms of a new employment agreement which will have a term ending in December 2000. Mr. Ziskin receives an annual base salary of $200,000, annual advances against producer fees of $100,000 per year and customary fringe benefits. In addition, Mr. Ziskin was granted options to acquire 300,000 shares of Common Stock at an exercise price of $11.00 per share which options vest upon the achievement of certain performance criteria or, if earlier, nine years and eleven months after the date of the grant of such options. The Company and Mr. Ziskin have agreed to cancel such options and grant options to acquire 150,000 shares of Common Stock at an exercise price of $1.50 per share in lieu thereof.

EMPLOYMENT AGREEMENTS OF PERSONS NO LONGER OFFICERS OF THE COMPANY

         Pursuant to an employment agreement dated as of January 1, 1995, which was to expire January 1, 2002, Michael Viner was employed by the Company as its President and Chief Executive Officer. Pursuant to such agreement Mr. Viner was paid a base salary of at least $230,000 per year subject to an increase thereof as determined by the Board in its sole discretion. The Board approved an annual salary increase to $312,000 per year for Mr. Viner for the 1996 fiscal year, after a review by KPMG Peat Marwick LLP Compensation and Benefits division (the "KPMG Compensation Division"). In addition to base salary, as may be adjusted from time to time, Mr. Viner was entitled under such agreement to (i) a bonus as agreed to by the Company; (ii) a life insurance policy in the amount of $1,000,000, with proceeds of such policy to be split evenly between the Company and Deborah Raffin and the premium paid by the Company; (iii) payment of all costs incidental to owning or leasing and operating an automobile; (iv) participation in any benefit program the Company has in effect or establishes for senior executives; (v) vacation and sick leave; and (vi) reimbursement of reasonable business expenses and a $50,000 per year non-accountable expense allowance ((i) through (vi) collectively, the "Benefits"). No such non-accountable expense allowance was paid to Mr. Viner in either 1996 or 1995, but was accrued. In 1997, Mr. Viner was paid $100,000 for such accrued non-accountable expense allowance. In 1997, Mr. Viner was paid $20,833 for non-accountable expenses. As described below, this agreement has been ended. In addition, in connection with the guarantee by Mr. Viner of certain obligations of the Company, in September 1996, Mr. Viner entered into an agreement pursuant to which he would be entitled to certain payments upon the occurrence of certain events. See "Certain Relationships and Related Transactions."

         Pursuant to an employment agreement dated as of January 1, 1995, which was to expire January 1, 2002, Deborah Raffin was employed by the Company as its Executive Vice President and Secretary. Pursuant to such agreement Ms. Raffin was paid a base salary of at least $115,000 per year subject to an increase thereof as determined by the Board in its sole discretion. The Board approved an annual salary increase to $250,000 per year for Ms. Raffin for the 1996 fiscal year after a review by the KPMG Compensation Division. In addition to base salary, as may be adjusted from time to time, Ms. Raffin was entitled under her employment agreement to the same Benefits as Mr. Viner with two exceptions: Ms. Raffin was not entitled to a life insurance policy and she was entitled to a $25,000 per year non-accountable expense allowance. No such non-accountable expense allowance was paid to Ms. Raffin in either 1996 or 1995, but was accrued. In 1997, Ms. Raffin was paid $50,000 for such accrued non-accountable expense allowance. In 1997, Mr. Ruffin was paid $10,417 for non-accountable expenses. As described below, this agreement has been ended. In addition, in connection with the guarantee by Ms. Raffin of certain obligations of the Company, in September 1996 Ms. Raffin entered into an agreement pursuant to which she would be entitled to certain payments upon the occurrence of certain events. See "Certain Relationships and Related Transactions."

         The increases in each of the salaries of the Viners for fiscal year 1996 was approved following a review by the KPMG Compensation Division which was retained by the Company. The KPMG Compensation Division reviewed compensation levels (base salaries, annual incentives and long-term incentives) for each executive officer relative to competitive compensation levels of other top executives at companies comparable to the Company. This review was undertaken by the Company to establish consistent yet competitive compensation arrangements.

         On June 10, 1997 the Viners entered into a Securities Purchase Agreement ( the "Securities Purchase Agreement") with MEI pursuant to which the Viners sold to MEI (i) all of the Series C Preferred Stock and Warrants to purchase Common Stock acquired by the Viners pursuant to that Stock Purchase Agreement (the "Stock Purchase Agreement") made as of March 27, 1997, as amended, among the Company, MEI, and the Viners, including 1,570 shares of Series C Preferred Stock and Warrants to purchase 825,000 shares of Common Stock for an aggregate purchase price of $1,570,000; (ii) 214,113 shares of Series D Preferred Stock, constituting all of the Series D Preferred Stock owned by the Viners, for an aggregate purchase price of $516,000; and (iii) 500,000 shares of Common Stock owned by the Viners for an aggregate purchase price of $1,000,000.

         Concurrently with entering into the Securities Purchase Agreement, the Viners entered into an Employment Termination Agreement (the "Termination Agreement") pursuant to which the Viners agreed to end their respective employment agreements in consideration of, among others, the following terms:
(i) commencing June 10, 1997 the Company will pay Mr. Viner $14,583.33 per month for 60 months (the "Term"), for an aggregate amount of $875,000, plus a monthly automobile allowance of $1,000 for 24 months; (ii) commencing June 10, 1997 the Company will pay Ms. Raffin $10,416.67 per month for 60 months, for an aggregate amount of $625,000, plus a monthly automobile allowance of $1,000 for 24 months;
(iii) the Company will maintain the SAG group medical insurance in place during the Term for the benefit of the Viners; (iv) the Company issued 1,500 shares of a new series of preferred stock into escrow as security for certain of the Company's obligations under the Termination Agreement; (v) the Company will reimburse the Viners for actual medical expenses incurred through June 10, 1997 not covered by insurance in an amount not exceeding $10,000; (vi) the Viners are prohibited from competing with the Company in the audio book business, directly or indirectly, and soliciting authors or readers currently under contract with the Company or in the Company catalog for a period of four years with certain exceptions; (vii) the Company provided the Viners the office space, parking and related facilities and equipment which he or she previously used at the Company's Canon facility until September 1, 1997; and (viii) the Company paid the Viners the budgeted producer and executive producer fees on "Unwed Father" of $50,000. Pursuant to the Termination Agreement the Viners resigned as officers and directors of the Company and its subsidiaries. See "Security Ownership of Certain Beneficial Owners and Management Change in Control."

         In August 1997, Mr. Viners commenced an arbitration against the Company seeking specific performance of, and alleging breach of, the Termination Agreement. They subsequently identified in writing their intention to arbitrate a variety of miscellaneous claims, including the Company's alleged failure to timely pay the full amount of fees under the Termination Agreement and producer fees on "Unwed Father", to reimburse business expenses, payments to Mr. Viner's masseuse, payments to Mr. Viner's psychologist and medical and dental expenses and to return personal property. On October 16, 1997, the Viners filed an action in the Los Angeles Superior Court (Case No. BC 179639) for "Breach of Written Contract; Specific Performance, Temporary Restraining Order, Preliminary and Permanent Injunctive Relief" which sought damages for some of the same claims identified in the arbitration. In this action the Viners claimed that, in addition to other damages, they were entitled to accelerate all payments to become due under the Termination Agreement, in the aggregate amount of $1,511, 824 and to the rights to certain titles. This action appears to have been filed for purposes of obtaining an attachment. After the Company obtained a temporary restraining order in the action staying the arbitration, the Viners filed another action in the Los Angeles Superior Court (Case No. BC 180301) seeking declaratory relief and an injunction staying other arbitration proceedings between them and the Company. After the Company defeated an application for temporary restraining order in that action, the Viners filed requests for dismissals of both actions. In the arbitration, the Company is (i) seeking over $105,000 in compensatory damages from the Viners for certain unauthorized Company checks that Mr. Viner signed to himself and Ms. Raffin, to the Viners' personal attorney, for repairs for Mr. Viner's car, and for payments for the Viners' credit card accounts, (ii) seeking punitive damages for Mr. Viner's causing Dove to pay to himself and Ms. Raffin amounts that had already been credited to them in the Viners' purchase of Company stock, (iii) seeking damages of at least $175,000 for Mr. Viner's breach of the non-interference provision of the Termination Agreement, (iv) seeking reimbursement of approximately $9,600 for an airline ticket that was paid for by the Company and subsequently reimbursed to Mr. Viner for a flight that Mr. Viner did not take and (v) as a result of their breach of the non-competition provision of the Termination Agreement, requesting that the arbitrator enjoin the Viners from competing with the Company in the audio book business through June 9, 2001. The Company believes that, with the exception of certain immaterial amounts which it expects to pay, it has good and meritorious defenses to the claims by the Viners and that the Company has meritorious claims against the Viners. Three is no assurance, however, that the Company will prevail on these issues and claims.

         The Viners also claimed that their agreement not to compete with the Company in the book and audio business is not enforceable. On January 12, 1998, the arbitrator issued his decision in which he held that the Viners' contention that the non-compete provision of the Termination Agreement is invalid and unenforceable is without merit and that the provision prohibiting the Viners from competing with the Company in the audio book business for a period of four years from June 10, 1997 is valid and enforceable, and he enjoined the Viners from engaging in the audio book business during such period.

         In addition, in July 1997, the Viners commenced on arbitration against the Company claiming that they are owed in excess of $1 million by the Company relating to the motion picture entitled "Morning Glory", that they are also entitled to the repayment of certain deferred amounts for producing and acting services rendered by them in connection with such film and to 50% of the profits. They also claim that a former director of the Company, Gerald Leider, is entitled to the other 50% of the profits. Present management believes the Company has good and sufficient defenses to the claims, including , but not limited to the Viners' waiver of their claims that any amounts are owed to them as debt, as profit participation or as deferred compensation and that the Company has not yet recouped its investment in the picture. The Company has also asked the arbitrator to determine that the Viners are not entitled to any moneys or rights with respect to "Morning Glory", including any proceeds received from any recovery of an existing judgment relating to litigation involving the picture. There is no assurance that the Company will prevail on these claims and defenses.

         In another arbitration proceeding involving the Viners and the Company, the Viners claimed that the Company breached the Termination Agreement by failing to prepare office space for use by the Viners and interfering with their use of the space, failing to repair a toilet and failing to provide for and pay secretaries for the Viners, and that a subsequent purported occupancy agreement that allowed the Viners to use the Company's offices at 301 N. Canon was enforceable. The Company claimed, among other things, that the Company was entitled to compensatory damages plus costs incurred in restoring the Viners' offices to their original condition and the costs of recovering possession and that the occupancy agreement was invalid because it was never disclosed to or approved, authorized or ratified by the Company's shareholders or the Board. The arbitrator rendered a decision on February 13, 1998 (amended and corrected on March 2, 1998), in which he awarded the Company the sum of $14,093 plus costs, finding, among other things, that neither of the Viners had the right to occupy the Company's office space after September 1, 1997 and that the purported occupancy agreement is invalid and unenforceable.

         Pursuant to an employment agreement, dated as of October 15, 1996, which was to have expired on October 15, 1999, Steven Soloway was employed by the Company as its General Counsel and Vice President of Business Affairs. The Company was permitted to terminate such agreement upon written notice to Mr. Soloway, upon Mr. Soloway's death or disability or for cause, each as defined in such agreement. If Mr. Soloway's employment was terminated for any reason, the Company was required to pay all amounts accrued through the date of such termination. Further, if Mr. Soloway was terminated without cause (which may have included a merger or consolidation with, purchase of assets by or other transfer of assets to, a successor to the Company, other than a related company, or the occurrence of certain events constituting a change in control of the Company), the Company may be have been obligated to pay Mr. Soloway his base salary through the remainder of the term of such agreement and all options granted to him pursuant to such agreement may have automatically vested and become exercisable. As part of the transaction contemplated by the Stock Purchase Agreement, Mr. Soloway waived the application of such provision to the acquisition by MEI of not more than 40% of the outstanding shares of Common Stock and the election of representatives of MEI to the Board. The employment agreement provided for a base salary of $125,000 per year and an annual increase of at least 10% of the then current base salary. Under the terms of such agreement, in October 1996 Mr. Soloway was granted options to purchase 30,000 shares of Common Stock pursuant to the terms of the Plan with an exercise price of $2.50 per share. The Company maintains that all of Mr. Soloway's options terminated upon his termination of employment with the Company. The employment agreement also provided for an annual bonus of at least $10,000. In June, 1997 Mr. Soloway's employment as General Counsel and Vice President of Business Affairs ended and on July 30, 1997 Mr. Soloway resigned from the Board. In July 1997, the Company was served with a complaint in an action entitled Steven A. Soloway v. Dove Entertainment, Inc., etc. et al. (Los Angeles Superior Court Case No. BC 175516) (the "Soloway Action"). Mr. Soloway has sought damages of approximately $350,000 for breach of contract. Mr. Soloway claims that as a result of the Securities Purchase Agreement he was entitled to declare his employment agreement terminated without cause and to receive his base salary through September 1999. Although the Company believes that it has good and meritorious defenses and setoffs to the Soloway Action, there can be no assurance that the Company will prevail in the action. The Company has filed a cross-complaint against Mr. Soloway for breach of fiduciary duty and legal malpractice asserting that Mr. Soloway fabricated a version of his employment agreement, submitted the fabricated version for inclusion in the Company's public documents, without authorization or approval drafted and signed on behalf of the Company an occupancy agreement pursuant to which the Viners unrightfully occupied the Company's offices, fabricated minutes of the Board and disclosed confidential information that he obtained as an officer of the Company.

OPTION/SAR GRANTS IN 1996 AND 1997

         There were no SARs granted to the named executive officers during 1996 or 1997. The following tables set forth stock options granted to the named executive officers during 1996 and 1997.

1996 OPTION               NUMBER OF                PERCENT OF
TABLE                     SECURITIES               TOTAL OPTIONS/
                          UNDERLYING               SARS GRANTED             EXERCISE OR
                          OPTIONS/SARS             TO EMPLOYEES             BASE PRICE                EXPIRATION
NAME                      GRANTED                  IN FISCAL YEAR           ($/SHARE)                 DATE
----                      -------                  --------------           ---------                 ----
Ronald M. Ziskin            300,000                     55%                  11.00                      5/1/2006(1)

PERSONS NO LONGER OFFICERS OF THE COMPANY:
Michael Viner                50,000                      9%                  $3.50                    11/29/2004(2)
Deborah Raffin               50,000                      9%                   3.50                    11/29/2004(2)
Steven Soloway               30,000                      5%                   2.50                    11/29/2004(3)

(1) Mr. Ziskin and the Company have agreed to cancel such options and in lieu thereof the Company will grant Mr. Ziskin the option to purchase 150,000 shares of Common Stock of the Company at an exercise price of $1.50 per share.

(2)  Such options have been terminated.

(3) The Company maintains that all of the Mr. Soloway's options terminated upon his termination of employment with the Company.

1997 OPTION               NUMBER OF                PERCENT OF
TABLE                     SECURITIES               TOTAL OPTIONS/
                          UNDERLYING               SARS GRANTED             EXERCISE OR
                          OPTIONS/SARS             TO EMPLOYEES             BASE PRICE                EXPIRATION
NAME                      GRANTED                  IN FISCAL YEAR           ($/SHARE)                 DATE
----                      -------                  --------------           ---------                 ----
Ronald Lightstone           --                       --                     N/A                       N/A
Neil Topham                 --                       --                     N/A                       N/A
Ronald M. Ziskin            --(1)                    --                     N/A                       N/A

PERSONS NO LONGER OFFICERS OF THE COMPANY:
Michael Viner               --                       --                     N/A                       N/A
Deborah Raffin              --                       --                     N/A                       N/A
Steven Soloway              --                       --                     N/A                       N/A

(1) In 1996 Mr. Ziskin was granted an option to purchase 300,000 shares of Common Stock of the Company at an exercise price of $11.00 per share. Mr. Ziskin and the Company have agreed to cancel such options and in lieu thereof the Company will grant Mr. Ziskin the option to purchase 150,000 shares of Common Stock of the Company at an exercise price of $1.50 per share.

OPTIONS EXERCISED IN 1996 AND 1997 AND YEAR-END OPTION VALUES

         No stock options were exercised by any named executive officer during 1996. The following table provides certain information concerning the number of shares covered by both exercisable and non-exercisable stock options held as of December 31, 1996. Also shown are values for "in-the-money" options, which represent the positive difference between the exercise price of such options and the price of the Common Stock at December 31, 1996.

Aggregated Year-end Option Values At December 31,1996:

                          NUMBER OF SECURITIES      NUMBER OF SECURITIES
                          UNDERLYING                UNDERLYING               VALUE OF UNEXERCISED     VALUE OF UNEXERCISED
                          UNEXERCISED OPTIONS/      UNEXERCISED OPTIONS/     IN-THE-MONEY             IN-THE-MONEY
                          SARS                      SARS                     OPTIONS/SARS             OPTIONS/SARS
NAME                      EXERCISABLE               UNEXERCISABLE            EXERCISEABLE (1)         UNEXERCISABLE (1)
----                      --------------------      ---------------------    --------------------     --------------------
Ronald M. Ziskin                   300,000 (2)                300,000                     --                   --

PERSONS NO LONGER OFFICERS OF THE COMPANY:
Michael Viner                      267,667 (3)                 33,333                $ 341,250                 --
Deborah Raffin                     267,667 (3)                 33,333                  341,250                 --
Steven Soloway                      14,000                     22,000                     --                   --

--------------
(1) Based on a closing price of $1.375 per share of Common Stock on December 31,1996, the last trading day of fiscal year 1996.

(2) Options vest on the date nine years and eleven months after the date of the grant and such vesting will accelerate upon Dove Television meeting certain performance criteria. Based upon measurement of such performance none of these options will be exercisable within the next 60 days.

(3) Includes options to acquire an aggregate of 250,000 shares of Common Stock, held jointly by the Viners. Such option was exercised on May 23, 1997.


Aggregated Year-end Option Values at December 31, 1997:

         The Viners exercised options to purchase 250,000 shares of common stock of the Company on June 5, 1997. The following table provides certain information concerning the number of shares covered by both exercisable and non-exercisable stock options held as of December 31, 1997. Also shown are values for "in-the-money" options, which represent the positive difference between the exercise price of such options and the price of the Common Stock at December 31, 1997.


                                                                          NUMBER OF SECURITIES
                                                                          UNDERLYING                      VALUE OF UNEXERCISED
                          SHARES ACQUIRED ON                              UNEXERCISED                     IN-THE-MONEY
Name                      EXERCISE             VALUE REALIZED             OPTIONS/SARS                    OPTIONS/SARS
--------------------------------------------------------------------------------------------------------------------------------
Ronald Lightstone            --                     --                         --                              --
Neil Topham                  --                     --                         --                              --
Ronald M. Ziskin             --                     --                      300,000(1)                         --

PERSONS NO LONGER OFFICERS OF THE COMPANY:
Michael Viner             250,000(2)           $575,625                        --                              --
Deborah Raffin            250,000(2)           $575,625                        --                              --
Steven Soloway               --                     --                         --                              --

(1) The Company and Mr. Ziskin have agreed to terminate such options and in lieu thereof grant Mr. Ziskin the option to purchase 150,000 shares of Common Stock of the Company at an exercise price of $1.50 per share.

(2)  Held jointly by the Viners

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following tables sets forth information as of March 2, 1998, concerning shares of equity securities of the Company beneficially owned by each shareholder known to the Company to own beneficially more than five percent (5%) of the outstanding shares of such class, by each director and director nominee, by each named executive officer and by all current directors and executive officers as a group. Unless otherwise specified, the address of each beneficial owner listed below is 8955 Beverly Boulevard, Los Angeles, California 90048.

                                  COMMON STOCK

                                                  SHARES OF
                                                  COMMON STOCK
NAME OF BENEFICIAL OWNER                          BENEFICIALLY OWNED                       PERCENT OF CLASS (1)
------------------------                          ------------------                       ----------------

Ronald Lightstone ............................       6,840,222(2)(3)                              54.6%
Bruce Maggin .................................       6,750,000(2)                                 53.9%
John T. Healy ................................       6,723,000(2)                                 53.7%
Media Equities International, LLC ............       6,718,000(2)                                 53.7%
Apollo Partners LLC ..........................       6,718,000(2)                                 53.7%

Terrence A. Elkes ............................       6,718,000(2)                                 53.7%
Kenneth F. Gorman ............................       6,718,000(2)                                 53.7%
H.A.M. Media Group LLC .......................       6,718,000(2)                                 53.7%

Sidney Sheldon ...............................         634,913(4)                                 10.1%
Norton Herrick ...............................         375,000(5)                                  5.8%
Ronald M. Ziskin .............................         351,757(6)                                  5.6%

Steven F. Mayer ..............................          13,334(7)                                    *
Neil Topham ..................................          10,000                                       *
Lee Masters ..................................               0(8)                                    *

All current directors and executive officers
as a group (eleven individuals) ..............       7,215,313(2)(3)(6)(7)                        56.9%

PERSONS NO LONGER OFFICERS OR DIRECTORS OF THE COMPANY:
Michael Viner ................................         312,511(9)                                  4.9%
Deborah Raffin ...............................         312,511(9)                                  4.9%
Gerald Leider ................................          20,000(10)                                   *
James Belasco ................................               0(11)                                   *
Steven Soloway ...............................               0(12)                                   *

------------------
*    Less than 1%.

(1) Percentages set forth are based upon 6,301,544 shares of Common Stock outstanding as of March 2, 1998 adjusted in each case for contingently issuable Common Stock.

(2) Includes (i) 3,000,000 shares of Common Stock issuable to MEI upon exercise of warrants exercisable within 60 days as follows: 1,000,000 shares of Common Stock with an exercise price of $2.00 per share, 1,000,000 shares of Common Stock with an exercise price of $2.50 per share and 1,000,000 shares of Common Stock with an exercise price of $3.00 per share, (ii) 2,000,000 shares of Common Stock issuable to MEI upon conversion of 4,000 shares of Series B Preferred Stock, (iii) 960,000 shares of Common Stock issuable to MEI upon conversion of 1,920 shares of Series C Preferred Stock, (iv) 258,000 shares of Common Stock issuable upon to MEI conversion of 214,113 shares of Series D Preferred Stock and (v) 500,000 issued and outstanding shares of Common Stock owned of record by MEI. The Series B Preferred

     Stock table (below) includes 4,000 shares of Series B Preferred Stock, 3,000 of which were acquired on March 27, 1997; 250 of which were acquired on May 15, 1997; and 750 of which were acquired on June 3, 1997. The Series C Preferred Stock table (below) includes 1,920 shares of Series C Preferred Stock purchased from the Viners or their assigns. Apollo Partners LLC ("Apollo"), H.A.M. Media Group LLC ("H.A.M. Media") and Mr. Lightstone are members of MEI. Messrs. Elkes and Gorman are members and managers of Apollo. Messrs. Healy and Maggin are members and managers of H.A.M. Media.

     The business address for MEI, Apollo and Messrs. Elkes and Gorman is 1 Stamford Plaza, 12th Floor, Stamford, Connecticut 06901. The business address for H.A.M. Media and Messrs. Healy and Maggin is 305 Madison Avenue, Suite 3016, New York, New York 10017.

(3) Includes 122,222 shares of Common Stock that have vested or will vest on or prior to May 10, 1998 pursuant to Mr. Lightstone's employment agreement with the Company. Does not include 277,778 shares of Common Stock issued to Mr. Lightstone under his employment agreement with the Company which will vest after May 10, 1998.

(4) Includes 50,000 shares of Common Stock issuable in exchange for certain rights from Mr. Sheldon in connection with certain of Mr. Sheldon's future books and 12,500 shares of Common Stock issuable upon exercise of a currently exercisable warrant with an exercise price of $12.00 per share. The business address for Mr. Sheldon is i/c/o Irwin Rennert, Gelsand, Rennert & Feldman, 1880 Century Park East, Suite 900, Los Angeles , California 90067.

(5) Base solely on a Schedule 13-D filed on February 10, 1997 by Norton Herrick. Includes 187,500 shares of Common Stock issuable to Mr. Herrick upon exercise of a currently exercisable warrant with an exercise price of $12.00 per share. The business address for Mr. Herrick is 2295 Corporate Blvd. N. W., Suite 222, Boca Raton, Florida 33431.

(6) Includes 150,000 shares of Common Stock issuable upon exercise of stock option with an exercise price of $1.50.

(7) Includes 6,667 shares of Common Stock issuable to Mr. Mayer upon exercise of a currently exercisable option, with an exercise price of $3.75 per share, and 6,667 shares of Common Stock issuable to Mr. Mayer upon exercise of a currently exercisable option, with an exercise price of $3.50 per share. Excludes options, which are not currently exercisable and will not be exercisable within the next 60 days, to purchase 3,333 shares of Common Stock with an exercise price of $3.75 per share and 3,333 shares of Common stock with an exercise price of $3.50 per share. The business address for Mr. Mayer is Libra Investments, 11766 Wilshire Blvd., Suite 870, Los Angeles, CA 90025.

(8) The business address for Mr. Masters is E! Entertainment, 5670 Wilshire Boulevard., 2nd Floor, Los Angeles, CA 90036.

(9) Based solely on a Schedule 13-D as amended on August 20, 1997 and the Company's knowledge of the sale by the Viners of 800,000 shares of Common Stock of the Company in February 1998. All of such shares are jointly held by the Viners as community property. The business address for the Viners is a New Millennium Entertainment, 350 S. Beverly Dr., #315, Beverly Hills, CA 90212.

(10) Excludes any shares of Common Stock issuable upon exercise of any options to which Mr. Leider may claim to have a right. Includes an aggregate of 5,000 shares of Common Stock which Mr. Leider gifted to his sons as to which Mr. Leider disclaims beneficial ownership. The business address for Mr. Leider is The Jerry Leider Company,11661 San Vicente Blvd., Suite 901, Los Angeles, California 90049.

(11) The business address for Mr. Belasco is Management Development Associates, 4336 Goldfinch Street, San Diego, CA 92103.

(12) The business address for Mr. Soloway is New Millennium Entertainment, 350
     S. Beverly Drive, #315, Beverly Hills, CA 90212.

                                        SERIES B PREFERRED STOCK
                                        ------------------------

                                                      NUMBER OF SHARES
NAME OF BENEFICIAL OWNER                              BENEFICIALLY OWNED                   PERCENT OF CLASS
------------------------                              ------------------                   ----------------
Media Equities International, LLC ......                    4,000(a)                            100%
Apollo Partners LLC ....................                    4,000(a)                            100%
Terrence A. Elkes ......................                    4,000(a)                            100%
Kenneth F. Gorman ......................                    4,000(a)                            100%
H.A.M. Media Group LLC .................                    4,000(a)                            100%
Bruce Maggin ...........................                    4,000(a)                            100%
John T. Healy ..........................                    4,000(a)                            100%
Ronald Lightstone ......................                    4,000(a)                            100%

------------------
(a) Each share of Series B Preferred is convertible six months after issuance into 500 shares of Common Stock, subject to certain anti-dilution protections, and has the right to vote together with all other voting classes and series of stock of the Company as a single class on all actions to be taken by the shareholders of the Company except that the Series B Preferred Stock shall not be entitled to vote on the election of directors except voting as a separate class shall be entitled to elect one-third of the directors of the Company. On each such action that the shares of Series B Preferred Stock votes together with other classes, each share of Series B Preferred Stock shall be entitled to such number of votes as such shares are then convertible into on the Record Date. See footnote 2 above.

                                       SERIES C PREFERRED STOCK
                                       ------------------------

                                                      NUMBER OF SHARES
NAME OF BENEFICIAL OWNER                              BENEFICIALLY OWNED                   PERCENT OF CLASS
------------------------                              ------------------                   ----------------
Media Equities International, LLC ......                    1,920(b)                             100%
Apollo Partners LLC ....................                    1,920(b)                             100%
Terrence A. Elkes ......................                    1,920(b)                             100%
Kenneth F. Gorman ......................                    1,920(b)                             100%
H.A.M. Media Group LLC .................                    1,920(b)                             100%
Bruce Maggin ...........................                    1,920(b)                             100%
John T. Healy ..........................                    1,920(b)                             100%
Ronald Lightstone ......................                    1,920(b)                             100%

-------------------
(b) Each share of Series C Preferred is convertible six months after issuance into 500 shares of Common Stock subject to certain anti-dilution protections. Each share of Series C Preferred Stock has the right to vote together with all other voting classes and series of stock of the Company as a single class on all actions to be taken by the shareholders of the Company. On each such action that the shares of Series C Preferred Stock vote together with other classes, each share of Series C Preferred Stock shall be entitled to such number of votes as such shares are then convertible into on the Record Date. See footnote 2 above.

                                       SERIES D PREFERRED STOCK
                                       ------------------------

                                                      NUMBER OF SHARES
NAME OF BENEFICIAL OWNER                              BENEFICIALLY OWNED                   PERCENT OF CLASS
------------------------                              ------------------                   ----------------
Media Equities International, LLC ......                    214,113(c)                          100%
Apollo Partners LLC ....................                    214,113(c)                          100%
Terrence A. Elkes ......................                    214,113(c)                          100%
Kenneth F. Gorman ......................                    214,113(c)                          100%
H.A.M. Media Group LLC .................                    214,113(c)                          100%
Bruce Maggin ...........................                    214,113(c)                          100%
John T. Healy ..........................                    214,113(c)                          100%
Ronald Lightstone ......................                    214,113(c)                          100%

--------------------
  (c) Each share of Series D Preferred Stock is convertible into 1.20497 shares of Common Stock, subject to certain anti-dilution protections. Each share of Series D Preferred Stock has the right to vote together with all other voting classes and series of stock of the Company as a single class on all actions to be taken by the shareholders of the Company. On each such action Series D Preferred Stock vote together with other classes, each share Series D Preferred Stock shall be entitled to such number of votes as such shares are then convertible into on the Record Date. See footnote 2 above.

         Pursuant to a Stock Purchase Agreement among MEI, the Company and the Viners dated March 28, 1997, the Company must obtain MEI's consent, which right of consent is required to be exercised in good faith and in a commercially reasonable manner, prior to undertaking certain activities (including adopting an annual budget, incurring any debt for borrowed money or issuing securities (subject to certain limited exceptions) or changing or altering its principal business or entering into new businesses) and prior to the Company's executive officers undertaking certain activities (including certain personnel matters, changes in certain of the Company's outside advisors, certain litigation matters, certain acquisition or production matters and certain other activities).

CHANGE IN CONTROL

         As of December 31, 1997, MEI has acquired control of the Company through its ownership of equity securities and the majority presence of its affiliates on the Company's Board of Directors. This change of control occurred through the transactions described herein below.

         Pursuant to a Stock Purchase Agreement, dated as of March 27, 1997, among the Company, MEI, and the Viners, MEI agreed to purchase an aggregate of 4,000 shares of Series B Preferred Stock for $1,000 per share in cash and warrants to purchase 2,000,000 shares of Common Stock and the Viners agreed to purchase an aggregate of 1,920 shares of Series C Preferred Stock and warrants to purchase 1,000,000 shares of Common Stock. The Stock Purchase Agreement closed in two trances. In the first trance, which closed on March 27, 1997, MEI purchased 3,000 shares of Series B Preferred Stock and warrants to purchase 1,500,000 shares of Common Stock and the Viners purchased 920 shares of Series C Preferred Stock and warrants to purchase 500,000 shares of Common Stock, respectively. The second trance was completed in two stages. On May 15, 1997, MEI purchased 250 shares of Series B Preferred Stock and Warrants to purchase 125,000 shares of Common Stock and the Viners purchased 150 shares of Series C Preferred Stock and Warrants to purchase 75,000 shares of Common Stock. On June 3, 1997, MEI purchased 750 shares of Series B Preferred Stock and warrants to purchase 375,000 shares of Common Stock and the Viners purchased 500 shares of Series C Preferred Stock and warrants to purchase 250,000 shares of Common Stock. The Series B Preferred Stock, the Series C preferred Stock and the warrants have the respective conversion rights described in the beneficial ownership tables set forth above.

         In connection with the Stock Purchase Agreement, the Viners agreed with MEI, in certain circumstances, to vote all of the Company voting securities owned by them for the election of MEI director designees, subject to applicable fiduciary duties of the Viners, if any. The circumstances in which the foregoing would become applicable involve (i) the inability of MEI to elect directors as entitled by its ownership of Series B Preferred Stock or (ii) the Company's obligation to appoint MEI director designees to the Board in the event the Company fails to obtain MEI's consent to certain actions (discussed below).

         On June 10, 1997, the Viners entered into a Securities Purchase Agreement with MEI pursuant to which MEI purchased from the Viners 500,000 shares of Common Stock, 1,570 shares of Series C Preferred Stock, 214,113 shares of Series D Preferred Stock and warrants to purchase 825,000 shares of Common Stock for $3,086,000 in cash. MEI has a right of first refusal on any shares of Common Stock offered for sale or transfer by the Viners for a period of three years. For the same three year period, sales by Mr. Viner or Ms. Raffin in a market transaction must be limited during any three month period to the greater of (i) the volume limitations of Rule 144 promulgated under the Securities Act of 1933, as amended, and (ii) 150,000 shares.

         Concurrently with the execution of the Securities Purchase Agreement, the Viners entered into an Employment Termination Agreement dated June 10, 1997 among the Company and the Viners, pursuant to which the Viners resigned from all positions with the Company and its subsidiaries, including as directors. Concurrently with such resignations, the Board of Directors appointed Terrence
A. Elkes and Bruce Maggin, two affiliates of MEI, to replace the Viners as directors and elected Ronald Lightstone as Acting Chief Executive Officer. Three members of the Board of Directors are affiliated with MEI in addition to Messrs. Elkes and Maggin.

         The foregoing discussion is qualified in its entirety by reference to
(i) the Stock Purchase Agreement, filed as Exhibit 10.40 to the Company's Form 10-KSB, filed April 14, 1997, and (ii) the Employee Termination Agreement and the Securities Purchase Agreement, filed as Exhibits 10.45 and 10.46, respectively, to the Company's Current Report on Form 8-K filed on June 25, 1997.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In September 1996, the Company entered into a consulting agreement with Steven F. Mayer whereby Mr. Mayer was to provide certain financial consulting and investment banking services to the Company. Such agreement provided for compensation of $3,000 per month, options to purchase 10,000 shares of Common Stock, certain contingent compensation and customary expense reimbursement. The agreement ended effective February 28, 1997.

         As part of the MEI Stock Purchase Agreement, the Company and MEI agreed to the terms, subject to final documentation, of a three year consulting arrangement with MEI which arrangement commenced on April 1, 1997. MEI has agreed to provide substantial general management consulting advice and services including but not limited to, financial (including assisting in obtaining bank financing), television and film distribution and business affairs. As compensation for such services and advice, the Company is to pay MEI $300,000 per year, of which $200,000 is to be payable in cash quarterly in advance and the remaining $100,000 is to be paid in shares of Common Stock valued at the current market value on the date of payment, payable quarterly in arrears.

         In September 1997, the Company entered into an agreement with MEI providing the Company with a $450,000 loan facility for working capital purposes (the "MEI Loan"). The MEI Loan was subsequently increased to $550,000. The MEI Loan was secured by substantially all of the Company's assets, other than the Company's building which security interest was junior to the security interest of Sanwa Bank. The MEI Loan provided for interest at 10% per annum, payable monthly and was required to be repaid in full in the event the Company refinanced the term loan with Sanwa Bank. The Company drew the entire $550,000 of the MEI Loan. On November 12, 1997, the MEI Loan was repaid in full from the proceeds from a loan facility provided to the Company by The Chase Manhattan Bank (the "Credit Facility"), and the MEI Loan was terminated. Pursuant to Guaranty Agreements each dated as of November 4, 1997, each of the principals of MEI (i.e. Messrs. Elkes, Gorman, Healy, Maggin and Lightstone) have agreed to guaranty the obligations of the Company under the Credit Facility in an amount not to exceed the lesser of $2,000,000 and the outstanding principal of and any interest on all loans made under the Credit Facility in excess of the borrowing base (which borrowing base will be equal to or less than $6,000,000). Each MEI principal guarantees an amount not to exceed the product of 110% of such principal's ownership interest in MEI multiplied by the aggregate amount guaranteed. The Company is not permitted to borrow any amounts under the Credit Facility in excess of the borrowing base without the prior written approval of MEI. The Company has agreed to pay MEI a fee of $25,000 for such guaranty by its principals. In order to secure the repayment of any amounts the MEI principals may be required to pay to The Chase Manhattan Bank under the guarantees, MEI has been granted a security interest in substantially all of the assets of the Company, other than the Company's building. Such security interest is junior to the security interest of The Chase Manhattan Bank which secures the Company's obligations under the Credit Facility.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS WITH PERSONS NO LONGER OFFICERS OR DIRECTORS OF THE COMPANY

         During 1997, 1996 and 1995, the Company made payments totaling $2,000, $14,000 and $66,000, respectively, to Michael Viner for the rental of a condominium owned by Mr. Viner. The business rental is $2,000 per month on a month-to-month basis, and the balance of the moneys paid to Mr. Viner in 1996 and 1995 represents the settlement of deferred rental amounts owed by the Company to Mr. Viner for previous years which were not previously paid.

         During 1997, the Company paid to Mr. Viner and Ms. Raffin $50,000 each for executive producer fees in connection with the made for television movie "Unwed Father." In addition, Ms. Raffin was paid $3,150 as a per diem for work related to "Unwed Father." Mr. Viner was paid $11,053 for writing services on a documentary produced by the Company.

         During 1996, the Company entered into three producer service agreements and a directors television motion picture agreement with Mr. Viner, Ms. Raffin and Mr. Leider. The agreements provide for compensation of $50,000 to each such person. In addition, Ms. Raffin has entered into an agreement providing for compensation of $50,000 for her directing and producing services in connection with the movie "Family Blessings."

         During 1995, the Company entered into two producer service agreements and an actor's television motion picture agreement with Mr. Viner, Ms. Raffin and Mr. Leider. These agreements provide for compensation of $150,000, $100,000 and $25,000 for Mr. Viner, Ms Raffin and Mr. Leider, respectively, for acting (Ms. Raffin) and production services (all three) relating to the making of "Home Song."

         During 1996, in connection with the above noted agreements for the making of "Home Song" and "Family Blessings," the Company made payments to Mr. Viner, Ms. Raffin and Mr. Leider of $175,000, $190,000 and $75,000, respectively.

         In September 1996, in connection with Samuelson Entertainment Ltd.'s ("Samuelson") financing of the production of the motion picture presently entitled "Wilde" (the "Picture") for which the Company acquired certain North American rights, Michael Viner personally guaranteed $1,000,000 of the payment obligations of Dove International, Inc. ("Dove International") payable commencing on December 1, 1996 through April 2, 1997 to Samuelson in order to obtain additional time for Dove International to make such payments. In addition, Mr. Viner personally deposited $500,000 at Guinness Mahon & Co. Ltd. ("Guinness Mahon") (and pledged the deposit plus interest thereon) to secure Dove International's additional payment obligation to Samuelson in the amount of (pounds) 333,334 on delivery of the Picture. The Company has made all of the required payments including the payment due on the delivery of the Picture. In consideration for agreeing to pledge such deposit, Samuelson and Dove International agreed that Mr. Viner will receive a 5% commission, up to a maximum of $120,000, payable from 5% of 100% of the gross receipts (only after recoupment of Dove's full distribution fee) received by all third-party distributors (including Dove International) from exploitation of the North American distribution rights in the Picture. The terms pursuant to which Mr. Viner pledged the deposit were based on similar terms as offered by the producer (Samuelson) to a third party, which were not able to be consummated. In addition, Samuelson agreed that Mr. Viner will receive 8% of 100% of Samuelson's net profits from the Picture. As part of the transaction pursuant to which Mr. Viner and Ms. Raffin acquired shares of Series C Preferred Stock and warrants to acquire Common Stock of the Company, the Company's obligation to repay Mr. Viner the $500,000 deposit made with Guinness Mahon and to repay Mr. Viner the 5% commission on proceeds from the Picture were terminated. In 1997, Mr. Viner and Ms. Raffin were each paid $75,000 in respect of commissions and $13,187 in respect of accrued interest related to Wilde.

         Each of Mr. Viner and Ms. Raffin had also personally guaranteed the Company's obligations to Sanwa Bank California to a maximum principal amount of $1,600,000 in order to avoid an event of default on such obligations. In November 1997, the Company's obligations to Sanwa Bank were repaid in full and terminated.

         See "Employment Agreements of Persons No Longer Officers of the Company" for a discussion of arbitration proceedings between the Viners and the Company and litigation between Mr. Soloway and the Company.

         Pursuant to an agreement, dated May 16, 1996, Mr. Leider was to provide management consulting services to the Company until the Company and Mr. Leider mutually agreed to terminate such agreement. Such agreement provided for an annual compensation of $125,000 payable monthly in arrears. Under the terms of such agreement, Mr. Leider was granted options to purchase 50,000 shares of Common Stock with an exercise price of $3.50 per share.

         Pursuant to a severance agreement, dated September 4, 1996, if Mr. Leider's consultancy pursuant to the above referenced agreement was terminated, the Company may have been required to pay all amounts accrued through the date Mr. Leider was terminated and his consulting compensation for a period of time following the date of termination. Further, if Mr. Leider's consultancy was terminated for any reason other than death, Disability, Retirement or for Cause, as defined in the agreement, or Mr. Leider terminated his consultancy within three months of any of the following: (i) assignment of duties materially inconsistent with his status with the Company or a material change in his reporting responsibilities, (ii) material reduction of Mr. Leider's consulting compensation, (iii) subsequent to an Event, failure by the Company to continue any benefit or compensation in which Mr. Leider is participating at the time of the Event or (iv) any purported termination of Mr. Leider's consultancy effected pursuant to a Notice of Termination, as defined in the agreement, and such termination is not valid or effective; then Mr. Leider may have been entitled to all amounts accruing to him as of the date of such termination and his consulting compensation for up to six months following the date of termination. Mr. Leider's employment with the Company was terminated on September 12, 1997 and in October of 1997 he resigned as a director of the Company.

         In December of 1997, the Company was served with a complaint in an action entitled Gerald J. Leider v. Dove Entertainment, Inc. fka Dove Audio, Inc. (Los Angeles Superior Court Case No. BC183056). Mr. Leider has sought damages of approximately $287,000 for breach of contract and $60,000 for unpaid consulting fees. Mr. Leider also is seeking a declaration that the Company must comply with certain stock option agreements and for an order for inspection and copying of certain records of the Company and an award of expenses related thereto. Although the Company believes that it has good and meritorious defenses to Mr. Leider's claims and that the Company has meritorious claims against Mr. Leider, there is no assurance that the Company will prevail in such action. The Company has filed a separate complaint against Mr. Leider for breach of fiduciary duty, fraud and breach of covenant of good faith and fair dealing asserting that Mr. Leider entered into purported agreements with the Company that were unfair to the Company, were not disclosed to the Board or the Company's shareholders and were never approved by the Board or the Company's shareholders. In addition, the Company is seeking declaratory relief requesting that the court determine that Mr. Leider is not entitled to a claimed 50% interest in the film "Morning Glory" or any right to amounts in respect thereof and that Mattken Corporation, a company affiliated with Mr. Leider, is not entitled to a claimed 15% sales agency fee in respect of such film.

         On November 4, 1997, James Belasco, a former director of the Company, filed an action against the Company in Los Angeles County Superior Court entitled James A. Belasco v. Dove Entertainment, Inc. etc. et al. LASC case no. BC 1807070. Mr. Belasco seeks to recover over $178,000 that he claims he is owed for royalties from the distribution of the book entitled "Flight of the Buffalo:
Soaring to Excellence. Learning to Let Employees Lead." Mr. Belasco also seeks punitive damages. On November 4, 1997, James Belasco filed an action against the Company in Los Angeles County Superior Court entitled James A. Belasco v. Dove Entertainment, Inc. etc. et al. LASC case no. BC 180706. Mr. Belasco alleges that the Company has interfered with the publication of the work entitled "The Phoenix Organization." Mr. Belasco seeks punitive damages and over $200,000 in general damages. Mr. Belasco and the Company have agreed to settle all such claims for payments over time to Mr. Belasco totaling $150,000 and the grant to the Company of audio rights to certain current and future books by Mr. Belasco and payment of certain book commissions by Mr. Belasco to the Company.


                                 PROPOSAL THREE

                             INDEPENDENT ACCOUNTANTS

         KPMG Peat Marwick LLP have been the Company's principal accountants since September 18, 1995 and functioned as the Company's independent certified public accountants for the fiscal year ended December 31, 1996 and the fiscal year ended December 31, 1997.

         Upon recommendation of the Board, the Company has appointed KPMG Peat Marwick LLP as the Company's independent certified public accountants for the fiscal year ended December 31, 1997 and the fiscal year ending December 31, 1998.

         Services provided to the Company by KPMG Peat Marwick LLP during fiscal years 1995, 1996 and 1997 included the examination of the Company's consolidated financial statements, tax return preparation and certain additional accounting services provided in connection with acquisitions and securities matters.

         In the event shareholders do not approve the appointment of KPMG Peat Marwick LLP as the Company's independent accountants for the forthcoming fiscal year, such appointment will be reconsidered by the Board.

         Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

       SHAREHOLDERS' PROPOSALS FOR THE 1999 ANNUAL MEETING OF SHAREHOLDERS

         A proper proposal submitted by a shareholder for presentation at the Company's 1999 Annual Meeting and received at the Company's executive offices no later than November 15, 1998 will be included in the Company's proxy statement and form of proxy relating to the 1999 Annual Meeting.

                                  OTHER MATTERS

         The Board is not aware of any matter to be acted upon at the Annual Meeting other than those described in this Proxy Statement. Unless otherwise directed, all shares represented by the persons named in the accompanying proxy will vote in favor of the proposals described in this Proxy Statement. If any other matter properly comes before the meeting, however, the proxy holders will vote thereon in accordance with their best judgment.

                                  MISCELLANEOUS

SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires executive officers and directors, and persons who beneficially own more than (10%) of the Company's stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on a review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during fiscal 1996, Lee Ruttenberg, the Acting Chief Financial Officer of the Company, failed to file on a timely basis one report, covering one transaction, and that during fiscal year 1997 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners have been satisfied, other than the filing of a Form 5 by each of Michael Viner, Deborah Raffin, Gerald Leider, James Belasco, Steven Soloway and Sidney Sheldon. The Company is reporting the failure to file a Form 5 for each such person based on each such person's failure to provide a written representation that no Form 5 was required to be filed.

ANNUAL REPORT TO SECURITIES AND EXCHANGE COMMISSION

         The Company files each year with the SEC an Annual Report on Form 10-KSB as prescribed by the rules of the SEC and for the fiscal year December 31, 1996, also filed an amendment to the Annual Report on Form 10-KSB/A. Copies of the Forms 10-KSB and 10KSB/A will be provided, without charge, to any shareholder of the Company. Written requests for such copies should be directed to Dove Entertainment, Inc., 8955 Beverly Boulevard, Los Angeles, California 90048, Attention Secretary.

INFORMATION INCORPORATED BY REFERENCE

         The following documents are incorporated by reference: (i) the Stock Purchase Agreement, filed as Exhibit 10.40 to the Company's Form 10-KSB, filed April 14, 1997 and (ii) the Employee Termination Agreement and the Securities Purchase Agreement, filed as Exhibits 10.45 and 10.46, respectively, to the Company's Current Report on Form 8-K filed on June 25, 1997.

         The Company undertakes to provide, without charge, to each person to whom a proxy statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of the information that has been incorporated by reference. Requests for such copies should be directed to the Corporate Secretary, Dove Entertainment, Inc., 8955 Beverly Boulevard, Los Angeles, California, 90048 (Tel: 310-786-1600).

                                   EXHIBIT A

       AMENDMENT TO ARTICLES OF INCORPORATION OF DOVE ENTERTAINMENT, INC.

1. Article I is stricken from the Articles of Incorporation of the corporation and amended to read as follows:

         "The name of the corporation is "[___________] Entertainment."

PROXY                       DOVE ENTERTAINMENT, INC.
                             8955 BEVERLY BOULEVARD
                         LOS ANGELES, CALIFORNIA 90048

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DOVE
                              ENTERTAINMENT, INC.

   The undersigned hereby appoints Ronald Lightstone and Neil Topham and each of them, acting singly or jointly, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated below, all of the shares of Common Stock, $.01 par value per share, of Dove Entertainment, Inc. (the "Company") held of record by the undersigned on April 1, 1998, at the Annual Meeting of Shareholders of the Company to be held at 10:00 a.m., local time on Thursday, April 30, 1998, and any adjournments or postponements thereof.

   Receipt of the Notice of Annual Meeting, the Proxy Statement and the 1996 and 1997 Annual Report of the Company is hereby acknowledged.

   The Board of Directors of the Company unanimously recommends a vote FOR each of the items below.

(1) Amendment of the Articles of Incorporation of the Company to change the name of the Company to "
------------------------------------".
(2) Election of Directors for a one-year term:

            VOTE FOR all Nominees               WITHHOLD AUTHORITY
           listed below (except as                to vote for all
           marked to the contrary              nominees listed below
                     [ ]                                [ ]

            VOTE FOR all Nominees       INSTRUCTION: To withhold authority to vote FOR any
           listed below (except as      individual nominee strike a line through that
           marked to the contrary       nominee's name on the list below.
                     [ ]

   NOMINEES: Terence A. Elkes, Bruce Maggin, Steven F. Mayer, Lee Masters and
                               Ronald Lightstone

(3) Ratification of the appointment of KPMG Peat Marwick LLP as independent accountants for the fiscal year ended December 31, 1997 and the fiscal year ending December 31, 1998.

                 FOR [ ]        AGAINST [ ]        ABSTAIN [ ]

(4) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before such meeting and any and all postponements and adjournments thereof.

   PLEASE DATE, SIGN ON THE REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED; HOWEVER, IF NO INSTRUCTIONS ARE GIVEN, THE PROXIES WILL VOTE THE SHARES ON SPECIFIED MATTERS AS RECOMMENDED BY THE BOARD OF DIRECTORS AND IN THEIR DISCRETION ON MATTERS DESCRIBED IN ITEM 3.

                             (continued on reverse)

   THIS PROXY, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted on specific matters as recommended by the Board of Directors and in their discretion on matters described in Item 4.

                                                        ------------------------
                                                               Signature

                                                        ------------------------
                                                                  Date

                                                        ------------------------
                                                               Signature

                                                        ------------------------
                                                                  Date

                                                        IMPORTANT: Please date
                                                        this card and sign your
                                                        name exactly as it
                                                        appears on this Proxy.
                                                        When shares are held
                                                        jointly, both holders
                                                        should sign. When
                                                        signing as attorney,
                                                        executor or
                                                        administrator, or
                                                        trustee or guardian,
                                                        please give your full
                                                        title as such. If a
                                                        corporation, please sign
                                                        in full the corporate
                                                        name by an authorized
                                                        officer. If a
                                                        partnership, please sign
                                                        in the partnership's
                                                        name by an authorized
                                                        person.

                                                        Do you plan to attend
                                                        the meeting?

                                                          YES [ ]       NO [ ]

               PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY.